SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K



                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934






Date of Report (Date of earliest event reported) July 11, 1996

                      Group Long Distance, Inc.
     ---------------------------------------------------------
     (Exact name of registrant as specified in its charter)



       Florida                33-99998         65-0213198
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(State or other jurisdiction  (Commission    (IRS Employer
 or incorporation)             File Number)   Identification
                                              No.)



   1451 West Cypress Creek Road, Ste 200, Fort Lauderdale, Fl.33309
   -----------------------------------------------------------------
     (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (954) 771-9696
                                                   --------------

                     Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)



Item 1.   Change in Control of Registrant.
          --------------------------------
          Not Applicable.

Item 2.   Acquisition of Disposition of Assets.
          -------------------------------------
          Not Applicable.

Item 3.   Bankruptcy or Receivership.
          ---------------------------
          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          ----------------------------------------------
          Not Applicable.

Item 5.   Other Events.
          -------------

               On July 22, 1996, Group Long Distance, Inc. (the "Company") acquired all of the issued and outstanding shares of the common stock of Adventures in Telecom, Inc. ("AIT"), a privately held company based in Houston, Texas in consideration of $5,271,230 and an aggregate of 200,000 restricted shares of the Company's common stock (of which 25% are subject to certain holdback provisions for a six month period from the date of closing in connection with certain indemnity provisions in favor of the Company). The AIT acquisition includes in excess of 30,000 long distance customers and estimated current monthly revenues of approximately $1.5 million.

               AIT's customer base consists primarily of small business customers to whom the Company intends to market its long distance, Internet and local access services.

               In anticipation of and in connection with such acquisition, the Company closed upon a $5,521,230 loan transaction with Tel-Save, Inc. (the "Lender" or "TS"), a provider of certain telecommunication services to the Company and the Company's end-users and customers. Such aggregate loan amount included approximately $250,000 of funds previously advanced by TS to the Company for unrelated matters.

               The loan agreement between the Company and the Lender and the promissory note pertaining thereto provide, in summary, for the repayment of such loan with interest thereon at the rate of 6.5% per annum with delineated principal and interest payable on a monthly basis, on or prior to July 11, 1997. In connection with such loan transaction, the Company agreed to issue common stock purchase warrants to TS to purchase 300,000 shares of the Company's common stock at an exercise price of $5.75 per share through July 11, 2001, further subject to certain demand and " piggyback" registration rights. Such loan agreement and related documents also provide, in summary, among other matters, (i) for the pledge by Gerald M. Dunne, Jr., the Company's President and Chief Executive Officer, of all shares of the Company's common stock owned by him to secure the repayment of such loan,
          (ii) for the Company's directors to enter into a stockholder agreement with the Company and TS restricting the transfer of their respective Company securities until the repayment of the loan in full, and, (iii) in the event a default, as such phrase is defined in the loan agreement, shall have occurred and be continuing, for the Company and its directors, upon the request of TS, to take all steps necessary and appropriate to cause TS's designees to be appointed to and constitute a majority of the Company's board of directors.

Item 6.   Resignation of Registrant's Directors.
          --------------------------------------
          Not Applicable

Item 7.   Financial Statement and Exhibits.
          ---------------------------------
          The Company anticipates filing pro-forma financial statements relating to the AIT transaction within 60 days after the filing of this report.

Item 8.   Change in Fiscal Year.
          ----------------------
          Not Applicable.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GROUP LONG DISTANCE, INC.




                                   By:------------------------------
                                      Gerald M. Dunne,Jr., President


DATED:  August 6, 1996